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                                                                       Exhibit 2


                            AGREEMENT OF JOINT FILING

                  In accordance with Rule 13d-1(f), promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a Statement on Schedule 13G, and any amendments thereto, with respect to the Common Stock, $0.01 par value per share, of MCG Capital Corporation. and that this Agreement may be included as an Exhibit to such filing.

                  Each of the undersigned parties represents and warrants to the other that the information contained in any amendment thereto about it will be, true, correct and complete in all material respects and in accordance with all applicable laws. Each of the undersigned parties agrees to inform the other of any changes in such information or of any additional information which would require any amendment to the Schedule 13G and to promptly file such amendment.

                  Each of the undersigned parties agrees to indemnify the other for any losses, claims, liabilities or expenses (including reasonable legal fees and expenses) resulting from, or arising in connection with, the breach by such party of any representations, warranties or agreements in this Agreement.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

                  IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of February 13, 2002.

                        AMERICAN INTERNATIONAL GROUP, INC.


                        By  /s/  Kathleen E. Shannon
                        ------------------------------------
                        Name:  Kathleen E. Shannon
                        Title: Vice President and
                               Secretary


                        AIG GLOBAL INVESTMENT GROUP, INC.


                        By  /s/  Win J. Neuger
                        ------------------------------------
                        Name:  Win J. Neuger
                        Title: Chairman and Chief Executive Officer


                        AIG GLOBAL INVESTMENT CORP.


                        By  /s/  Win J. Neuger
                        ------------------------------------
                        Name:  Win J. Neuger
                        Title: Chairman and Chief Executive Officer

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